PMD INVESTMENT COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 17, 1996
The Annual Meeting of Shareholders of PMD INVESTMENT COMPANY, a Nebraska corporation, will be held on Monday, June 17, 1996, at 9:30 A.M., at the First National Bank of Omaha, Terrace Level, One First National Center, Omaha, Nebraska, for the following purposes:

1. To elect a Board of Directors.
2. To ratify or reject the selection by the Board of Directors of Deloitte & Touche LLP as the Corporation's independent accountants for 1996.
3. To transact such other business as properly may come before the meeting and any adjournments thereof.

The stock transfer books of the Corporation will not be closed. The Board of Directors of the Corporation has fixed the close of business on April 29, 1996, as the record date for determining the shareholders of the Corporation entitled to notice of and to vote at the meeting.

Dated: May 1, 1996              BY ORDER OF THE BOARD OF DIRECTORS,

                                Herbert B. Underwood,
                                Secretary

PLEASE MARK, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT
PROMPTLY IN THE ENVELOPE ENCLOSED FOR YOUR USE. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

PMD INVESTMENT COMPANY
PROXY STATEMENT
Annual Meeting of Shareholders
June 17, 1996

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of PMD Investment Company (the "Corporation") of proxies from holders of the Corporation's $0.50 par value Common Stock ("Common Stock") for use at the annual meeting of the shareholders of the Corporation to be held on June 17, 1996, at 9:30 A.M., at the First National Bank of Omaha, Terrace Level, One First National Center, Omaha, Nebraska, and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The mailing address of the principal executive offices of the Corporation is 10050 Regency Circle, Suite 315, Omaha, Nebraska 68114. This Proxy Statement and the accompanying form of Proxy are first being sent to the holders of Common Stock on or about May 8, 1996.

The accompanying Proxy may be revoked by the person giving it at any time prior to its being voted; such revocation may be accomplished by a letter, or by a duly executed Proxy bearing a later date, filed with the Secretary of the Corporation prior to the Annual Meeting. If a shareholder who has given a Proxy is present at the Annual Meeting and wishes to vote in person, such shareholder may withdraw the Proxy at that time.

The annual report of the Corporation for the year ended December 31, 1995, including financial statements, previously has been mailed to shareholders of the Corporation. Such report is not to be regarded as proxy soliciting material or as part of this Proxy Statement. The Corporation will furnish to shareholders upon request a copy of such annual report and the most recent semi-annual report succeeding such annual report. A shareholder request for such reports should be directed to Ann Turco at First National Bank of Omaha, Trust Department, One First National Center, Omaha, NE 68102, or at the following toll-free telephone number: 1-800-228-4411.


COMMON STOCK AND PRINCIPAL HOLDERS

The Board of Directors has fixed the close of business on April 29, 1996, as the record date for determining the shareholders of the Corporation entitled to notice of and to vote at the Annual
Meeting.

On April 29, 1996, the Corporation had outstanding 3,620,739 shares of Common Stock, each such share entitling the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shareholders entitled to vote at the Annual Meeting have cumulative voting rights in the election of directors, and there are no conditions precedent to the exercise of such rights. The existence of cumulative voting rights means that a shareholder may cast a total number of votes in the election for directors which is equal to the number of directors to be elected multiplied by the number of such shareholder's shares; such votes may be cast entirely for one candidate or may be distributed equally or unequally among as many candidates as the shareholder may consider appropriate.

In the election of directors, any action other than a vote for a nominee will have the practical effect of a vote against such nominee, but only votes in favor of a nominee will directly affect the outcome of the election since the three nominees receiving the greatest number of votes will be elected. Abstentions from voting and broker "non-votes" on the selection of independent accountants will have the practical effect of votes against such proposal but will not affect the outcome of the voting on such proposal since the approval of such proposal requires only a majority of the votes cast with respect to such proposal. Abstentions and broker "non-votes" are not deemed to be "votes cast" for any purpose but will be included for purposes of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary authority to vote on such matter and has not received voting instructions from the beneficial owner of the shares involved.


The following table sets forth information as to the beneficial ownership of Common Stock of each person or group who, as of April 10, 1996, to the knowledge of the Corporation, owned more than 5% of the Common Stock.

              Name and              Amount and
Title         Address of            Nature of              Percent
 of           Beneficial            Beneficial               of
Class          Owner                Ownership               Class

Common    D. J. Witherspoon         2,989,969(1)            82.58%
Stock     9723 Nottingham Drive
$0.50     Omaha, Nebraska 68114
par value

Common    John Patrick Witherspoon  274,071(2)               7.57%
Stock     1211 Howard Street
$0.50     Omaha, Nebraska 68102
par value

(1) These shares are owned of record only by First National Bank of Omaha, as conservator for D. J. Witherspoon; such conservator has sole voting and investment power over such shares.

(2) 245,183 of these shares (6.77% of the outstanding shares) are owned both of record and beneficially by John Patrick Witherspoon. 28,888 of these shares (0.80% of the outstanding shares) are owned of record only by Iris J. Norman, as trustee, and beneficially only by John Patrick Witherspoon.

No director or officer of the Corporation other than John Patrick
Witherspoon owned any shares of the Corporation's Common Stock on April 10, 1996.


ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will elect a board of three directors for a term extending until the 1997 annual meeting of the shareholders of the Corporation and until their respective successors have been elected and qualify. Proxies in the accompanying form which are received by the Board of Directors in response to this solicitation will, unless contrary instructions are given therein, be voted by the persons named therein as proxies in favor of the three nominees for directors listed below. The persons named as proxies reserve the right, however, to vote such proxies cumulatively and for the election of fewer than all of the nominees for directors but do not intend to do so unless nominees other than those listed below are nominated at the Annual Meeting. The Board of Directors believes that all of the three nominees listed below will be available to serve and will serve as directors if elected; however, if any of such nominees is not so available at the time of the election, the proxies will be voted in the discretion of the persons named therein for the election of a substitute nominee. The three nominees receiving the greatest number of votes at the Annual Meeting will be elected as directors.

Set forth below is certain information as of April 10, 1996, with respect to the nominees for election as directors of the Corporation. The information relating to their respective business experience was furnished to the Corporation by such persons. All of the nominees presently are serving as directors of the Corporation, and all of the nominees have been nominated for reelection by the Board of Directors.


Nominees and Business Experience

J. G. Sawicki

Mr. Sawicki, age 82, retired in 1979 as a vice president of Mid-Continent Bottlers, Inc. (soft drink bottlers) after having served in such capacity for more than five years. He has been a director of the Corporation since 1969. In addition, he has been President and Treasurer of the Corporation since 1991.

Herbert B. Underwood

Mr. Underwood, age 69, retired in April 1991 as Vice President of Pamida, Inc. (owner and operator of general merchandise discount stores) after having served in such capacity for more than five years. He has been a director of the Corporation since 1991. In addition, he has been a Vice President and the Secretary of the Corporation since 1991.

John Patrick Witherspoon*

Mr. Witherspoon, age 35, has been engaged in the business of real estate management and development for more than five years. He has been a director of the Corporation since 1994 and has been a Vice
President of the Corporation since 1994.

* Mr. Witherspoon is the son of D.J. Witherspoon and is an "interested person" within the definition of Section 2(a) (19) of the Investment Company Act of 1940 by reason of such relationship.

The persons named above are all of the executive officers of the Corporation and hold the offices indicated in their respective biographical paragraphs. All executive officers of the Corporation may be removed from their respective positions as such officers at any time by the Board of Directors.

Shareholdings

The following table sets forth information as to the Common Stock beneficially owned as of April 10, 1996, by (i) all nominees and present directors of the Corporation and (ii) all present directors and officers of the Corporation as a group:

                                Amount and Nature of      Percent
            Name                Beneficial Ownership      of Class
     J. G. Sawicki                    None                    __
     Herbert B. Underwood             None                    __
     John Patrick Witherspoon        274,071 (1)            7.57%
     All present directors and
       officers as a group
       (3 persons)                   274,071 (1)            7.57%


(1) 245,183 of these shares (6.77% of the outstanding shares) are owned of record and beneficially by John Patrick Witherspoon. 28,888 of these shares (0.80% of the outstanding shares) are owned of record only by Iris J. Norman, as trustee, and beneficially only by John Patrick Witherspoon.

The Board

During the year ended December 31, 1995, the Board of Directors met one time and on six other occasions acted by unanimous written consent. The Corporation does not have a standing audit, nominating, or compensation committee.

Compensation

The Corporation pays no compensation to any of its officers for their service in such capacities. Each director of the Corporation is entitled to receive an annual director's fee of $5,000 and an additional $500 for each meeting of the Board of Directors of the Corporation in excess of four which such director attends during any fiscal year of the Corporation. The Corporation has not paid and does not expect to pay any other or additional compensation or benefits to any of its directors or officers. During the year ended December 31, 1995, the total directors' fees paid or accrued by the Corporation were as follows:

     Name of Person,            Aggregate Compensation
     Position                   From Fund
     J. G. Sawicki, Director    $5,000

     Herbert B. Underwood,      $5,000
     Director

     John Patrick Witherspoon,  $5,000
     Director

INVESTMENT ADVISORY AGREEMENT

Agreement with Commonwealth

The Corporation has engaged Commonwealth Investment Counsel, Inc.
("Commonwealth"), a wholly owned subsidiary of Mentor Investment
Group, Inc. (formerly known as Investment Management Group, Inc.), as its investment adviser.

The present Investment Advisory Agreement with Commonwealth (the "Advisory Agreement"), dated January 15, 1981, as amended, was submitted to a vote and approved at the annual meeting of the shareholders of the Corporation held on June 17, 1991. The purpose of such submission was to obtain approval of a revised advisory fee schedule. The Advisory Agreement was approved for continuance until December 31, 1996, by unanimous action of the Board of Directors of the Corporation on November 14, 1995. Unless sooner terminated, the Advisory Agreement is to continue after December 31, 1996, for successive one-year periods so long as such continuation is specifically approved at least annually in the manner required by the Investment Company Act of 1940.

The Advisory Agreement provides that Commonwealth shall perform a continuous review of the Corporation's portfolio of securities and shall determine the securities to be purchased or sold by the Corporation (including the placing of orders for the purchase and sale of such securities), the portion of the Corporation's assets which shall remain uninvested, and the extent to which the Corporation shall use its investment powers. In performing such services, Commonwealth is required to follow, among other guidelines, the Corporation's investment policies and restrictions set forth in an exhibit to the Advisory Agreement. In addition, Commonwealth is required to compute the net asset value per share of the Corporation's Common Stock as of the close of business on the last day in each month on which the New York Stock Exchange is open for trading and at such times as the Corporation's Board of Directors may direct. The Advisory Agreement provides that Commonwealth is not required to give the Corporation preferential treatment as compared with the treatment given to any other investment company or customer. At its own expense Commonwealth may employ, retain, or otherwise avail itself of the services and facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, and such other information, advice, or assistance as Commonwealth may deem necessary, appropriate, or convenient for the discharge of its obligations under the Advisory Agreement. Commonwealth also is required to maintain a continuous record of all of the Corporation's securities and to furnish to the Corporation's Board of Directors, upon request, a resume of the Corporation's securities portfolio. Commonwealth also must report to the Corporation's Board of Directors on all matters pertaining to Commonwealth's services as investment adviser at the regular meetings of the Board and at uch other times as the Board may request. Commonwealth must pay all of the costs and expenses of performing the services described above. The Corporation, however, must pay all brokerage commissions (if any) on its portfolio transactions and the expenses for its custodian, transfer agent, registrar, accountants, and attorneys and for other expenses (such as printing, postage, directors' fees, and state corporation fees) not covered by the Advisory Agreement.

The Advisory Agreement may be terminated by the Corporation at any time without penalty, on 30 days' written notice to Commonwealth, by a resolution of the Board of Directors or by the vote of a majority of the outstanding shares of Common Stock (as defined in the Investment Company Act of 1940). The Advisory Agreement will terminate automatically in the event of its assignment.

The Corporation has not previously had an investment advisory agreement with anyone.

As compensation for Commonwealth's services under the Advisory Agreement, the Advisory Agreement presently provides for the Corporation's payment of a monthly fee to Commonwealth equal to (a) 1/12 of 0.25% of the first $10,000,000 of the net asset value of the Corporation as of the last day of each month on which the New York Stock Exchange is open for trading and (b) 1/12 of 0.15% of the net asset value of the Corporation in excess of $10,000,000 as of the last day of each month on which the New York Stock Exchange is open for trading, with a minimum fee of $10,000 for each successive 12-month period. During the year ended December 31, 1995, the Corporation paid or accrued $32,375 as advisory fees for Commonwealth.

Information Concerning Commonwealth

Commonwealth provides investment services on a discretionary basis primarily to individuals, pension and profit-sharing plans, individual retirement accounts, and educational institutions and on a non-discretionary basis primarily to individuals.

The principal executive officers of Commonwealth are Richard J.
Rossi and John G. Davenport, and Mr. Davenport is the sole director of Commonwealth. Mr. Rossi's and Mr. Davenport's principal occupations are as such executive officers. Mr. Rossi's and Mr. Davenport's address is 901 East Byrd Street, Richmond, Virginia 23219. Commonwealth is a wholly owned subsidiary of Mentor Investment
Group, Inc., which is a wholly owned subsidiary of Wheat First
Butcher Singer, Inc. The address of all of such corporations is 901 East Byrd Street, Richmond, Virginia 23219. The Wheat First Butcher Singer, Inc. Associate Stock Ownership Plan owns 27.8% of the outstanding common stock of Wheat First Butcher Singer, Inc. (as of March 31, 1996). No other person or group owns as much as 10% of such common stock.

RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT ACCOUNTANTS

A majority of the members of the Board of Directors who are not "interested persons" of the Corporation, as defined in the Investment Company Act of 1940, have selected the firm of Deloitte & Touche LLP to serve as independent accountants for the Corporation for the year ending December 31, 1996. Deloitte & Touche LLP or its predecessor has served the Corporation as its independent accountants since 1969. Such selection is required by the Investment Company Act of 1940 to be submitted to the shareholders of the Corporation for ratification or rejection.

Accordingly, the following resolution will be offered by the Board of Directors at the Annual Meeting:

"RESOLVED, that the selection by the Board of Directors of PMD Investment Company of Deloitte & Touche LLP, independent certified public accountants, to examine the financial statements of and to serve as the independent public accountants for PMD Investment Company for the year ending December 31, 1996, hereby is ratified."

Approval of such resolution requires the affirmative vote of a majority of the shares voted with respect to such resolution. The Board of Directors intends that proxies solicited by this Proxy Statement will be voted in favor of such resolution unless contrary instructions are given therein. The Board of Directors recommends that shareholders of the Corporation vote "FOR" such resolution.

The Corporation expects that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

BROKERAGE COMMISSIONS

Purchases and sales of the type of assets in which the Corporation presently invests usually are effected by the Corporation with the seller or purchaser on a principal (net) basis, with no brokerage commission being paid by the Corporation. Since all of the Corporation's portfolio transactions were handled on a principal
(net) basis during the year ended December 31, 1995, the Corporation paid no brokerage commissions during such year.

Commonwealth's policy in purchasing and selling portfolio securities for the Corporation is to seek favorable net prices and reliable execution. After these primary considerations have been satisfied, Commonwealth may give additional consideration to other services, which Commonwealth deems to be of value to the Corporation or to Commonwealth in terms of the particular transaction or Commonwealth's overall responsibilities to the Corporation. Although the Corporation's securities transactions generally do not involve the payment of any brokerage commissions, where brokerage commissions are payable Commonwealth may be authorized, subject to the foregoing primary considerations and to review by the Corporation's Board of Directors, to execute orders with brokers in return for brokerage and research services which are of use to the Corporation, even though the commission rates at which such orders are executed may be higher than those charged by other brokers. Such research services also may be useful to Commonwealth in connection with its services to other advisory clients, and Commonwealth may not use all of such research services in connection with the performance of its responsibilities to the Corporation.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. As to other business, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 1997 annual meeting of shareholders of the Corporation must be received by the Corporation not later than January 8, 1997, for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

ADDITIONAL INFORMATION
The cost of soliciting proxies in the accompanying form will be borne by the Corporation. Officers and directors of the Corporation, without compensation other than their regular compensation, also may solicit proxies either by mail, personal conversation, telephone, or telegraph. The Corporation will reimburse brokerage firms, nominees, and others for their expenses in forwarding solicitation material to the beneficial owners of Common Stock.


Dated: May 1, 1996              BY ORDER OF THE BOARD OF DIRECTORS

                                Herbert B. Underwood,
                                Secretary


PROXY CARD TEXT
(Front of Card)

                                ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
PROXY                           JUNE 17, 1996
PMD INVESTMENT COMPANY          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                                OF DIRECTORS

The undersigned hereby constitutes and appoints Herbert B. Underwood, J.G. Sawicki, and John Patrick Witherspoon, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all stock of PMD Investment Company standing in the name of the undersigned at the Annual Meeting of Shareholders of PMD Investment Company to be held at First National Bank of Omaha, Terrace Level, One First National Center, Omaha, Nebraska at 9:30 A.M., on June 17, 1996, and at any adjournments thereof,
(a) on the following matters and (b) on any other matters that properly may come before the meeting or any adjournments thereof:

1.  ELECTION OF OFFICERS
    [ ]  For all nominees listed below            [ ]  WITHHOLD AUTHORITY
     (except as marked to the contrary below)     to vote for all nominees below

    (INSTRUCTION: To withhold authority to vote for any individual nominee(s), draw a line through the nominee's name below.)
    John Patrick Witherspoon       J.G. Sawicki       Herbert B. Underwood

2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP as independent public accountants of the Corporation for the year ending December 31, 1996.
          [ ]  FOR          [ ]  AGAINST           [ ]  ABSTAIN

(Back of Card)

This proxy will be voted as specified. If no specification is given, this proxy will be voted for the election of directors and for the other proposals set forth above.
The undersigned hereby ratifies and confirms all that any of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Shareholders of PMD Investment Company to be held on June 17, 1996, the Proxy Statement for such meeting, and the Annual Report of PMD Investment Company for the year ended December 31, 1995.


(Signature of Shareholder)

Dated:     , 1996

Note: Please sign exactly as name appears on stock certificate (as indicated at left). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by a partner.